Exhibit 10.45

CONFIDENTIAL TREATMENT REQUESTED

LICENSE AND DEVELOPMENT AGREEMENT

This License and Development Agreement (the “Agreement”) by and between Cisco Systems, Inc., a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, CA 95134 (“Cisco Parent”) on behalf of itself and its Affiliates (collectively, “Cisco”), and GlassHouse Technologies, Inc., a Delaware corporation having its principal place of business at 200 Crossing Boulevard, Framingham, Massachusetts 01702 (“GlassHouse” or “Developer”), is entered into as of the date last written below (the “Effective Date”).

Exhibits shall include the following and such additional exhibits as duly amended to this Agreement by the parties:

1.	EXHIBIT A:	Cisco Property
2.	EXHIBIT B:	Licensed Property
3.	EXHIBIT C:	Specifications
4.	EXHIBIT D:	Acceptance and Payment
4.	EXHIBIT E:	Sample Statement of Work
6.	EXHIBIT F:	Non-Disclosure Agreement

This Agreement, including all exhibits which are incorporated herein by reference, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous oral or written communications between the parties relating in any way to the subject matter hereof. This Agreement is intended by the parties to be a complete and wholly integrated expression of their understanding and agreement. This Agreement may only be modified (including addition of exhibits) by a written document executed by the parties hereto.

The parties have caused this Agreement to be duly executed. Each party warrants and represents that its respective signatories whose signatures appear below are on the date of signature authorized to execute this Agreement.

GlassHouse Technologies, Inc.	Cisco Systems, Inc.

/s/ Mark Shirman	/s/ Faiyaz Shahpurwala
Authorized Signature	Authorized Signature

Mark Shirman	Faiyaz Shahpurwala
Print Name	Print Name

10/17/08	10/16/08
Date	Date

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 1 of 57

CONFIDENTIAL TREATMENT REQUESTED

LICENSE AND DEVELOPMENT AGREEMENT

TERMS AND CONDITIONS

RECITALS

A.	GlassHouse has certain intellectual property, including tools, methodologies, processes, documentation, technology and software related to GlassHouse’s virtualization, data center consolidation and related services business;

B.	The parties desire that such intellectual property be licensed to Cisco; and

C.	In addition, the parties desire to create a technology cooperation and licensing framework to enable Cisco and GlassHouse to work together to develop New Intellectual Property (as defined herein)] and to assist Cisco with its go-to-market strategy for certain new products and services;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.0	DEFINITIONS

Unless otherwise defined in the Agreement, all capitalized terms used herein shall have the meanings set forth in this Section 1.

1.1.	Affiliate shall mean any entity, whether incorporated or not, which is controlled by, under common control with, or controls a party, but only for so long as such control exists, where “control” means the ability, whether directly or indirectly, to direct the affairs of another by means of ownership, contract, or otherwise.

1.2.	Atlas Knowledge Management Library shall mean the entire contents, at the time of the Effective Date and as later updated (by mutual written agreement of the parties), of the content storage libraries identified in Exhibit B, including any Updates provided by Developer thereto.

1.3.	Change in Control shall mean (a) the sale, lease or other disposition of all or substantially all of the assets of Developer to a third party provider of IT services whose primary business competes with Cisco, or (b) an acquisition of Developer by a third party provider of IT services whose primary business competes with Cisco by consolidation, merger or other reorganization in which the holders of Developer’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty-five percent (55%) of the voting power of the corporation or other entity surviving such transaction; provided, however, that a Change in Control will not include (i) a merger effected exclusively for the purpose of changing the domicile of Developer, or (ii) Developer’s first firm commitment underwritten public offering of its common stock registered under the Securities Act of 1933, as amended.

1.4.	Cisco Derivatives shall mean any derivative works of the Licensed Property created by or on behalf of Cisco (other than by Developer).

1.5.

Cisco Property shall mean such items provided only by or on behalf of Cisco or its Affiliate to GlassHouse hereunder, including but not limited to those items described in Exhibit A, any and all pre-existing technology of Cisco and its

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 2 of 57

CONFIDENTIAL TREATMENT REQUESTED

Affiliates, and all Intellectual Property Rights related thereto. Cisco Property shall include any derivatives, improvements or modifications thereto or thereof developed by or on behalf of Cisco or its Affiliates (other than by Developer) and any Intellectual Property Rights related thereto but, for clarity, shall not include any Developer Existing Technology or any Licensed Property (including any Updates thereto provided by Developer).

1.6.	Deliverables shall mean any tangible or intangible items, including, without limitation, new software tools and applications, custom modifications to the Licensed Property, or training materials, which are contemplated to be delivered by Developer (including those developed or created jointly with Cisco) to Cisco pursuant to a Development Statement of Work. Unless stated otherwise in a Development Statement of Work, Deliverables will not contain any Developer Existing Technology and will be owned by Cisco.

1.7.	Developer Existing Technology shall mean any and all discoveries, know-how, ideas, inventions (whether patentable or not), processes, software, techniques, tools, and other technology and information, including all tangible embodiments of any of the foregoing which (a) is either owned by Developer or licensed to Developer, and (b) either (i) is in existence in electronic or written form or as a product on or prior to the Effective Date or (ii) is conceived, created, developed, reduced to practice or made by or on behalf of Developer after the Effective Date completely independently of its activities under this Agreement. In addition, Developer Existing Technology shall include, without limitation, Developer’s “prism” software tool.

1.8.	Developer Software shall mean the source code and object code version of Developer’s proprietary software tools and applications described in Exhibit B which are provided by Developer to Cisco, including any Updates thereto.

1.9.	Intellectual Property Rights shall mean all current and future worldwide patents and other patent rights, utility models, copyrights, mask work rights, trademarks, sui generis database rights, trade secrets, and all other intellectual property and industrial property rights now known or hereafter recognized anywhere in the world, as well as all present and future registrations, applications, disclosures, renewals, extensions, continuations or reissues of any of the foregoing.

1.10.	Joint Intellectual Property shall mean only such New Intellectual Property that is expressly designated as “Joint Intellectual Property” in a Development Statement of Work. For the avoidance of doubt this shall exclude any Cisco Property, Cisco Derivatives, Developer Existing Technology and Licensed Property.

1.11.	Licensed Property shall mean the tangible and intangible matter described in Exhibit B, including any Updates thereto delivered by or on behalf of GlassHouse to Cisco, and all Intellectual Property Rights embodied in and related to any of the foregoing.

1.12.	New Intellectual Property shall mean any Deliverable (excluding Cisco Property and Licensed Property) which is created, conceived and reduced to practice, developed, or prepared by one or more of the parties under a Development Statement of Work and all Intellectual Property Rights constituting, embodied in, or pertaining to any of the foregoing, but excluding the Cisco Property, Cisco Derivatives, Developer Existing Technology, and the Licensed Property.

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 3 of 57

CONFIDENTIAL TREATMENT REQUESTED

1.13.	Open Source Technology shall mean any technology from the open source community, including without limitation, any software that requires as a condition of use, modification and/or distribution of such software that other software incorporated into, derived from or distributed with such software be: (a) disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no charge.

1.14.	Property shall mean the information and technology provided by the parties in connection with this Agreement and all Intellectual Property Rights with respect thereto.

1.15.	Restricted Software shall mean Developer’s software and documentation identified as such in Exhibit A.

1.16.	Specifications shall mean the technical and other specifications for the Licensed Property or Deliverables, as set forth in Exhibit C or a Development Statement of Work, respectively.

1.17.	Statement of Work, Development Statement of Work, Development SOW, or SOW shall mean the information set forth in a document, duly executed by both parties, referencing this Agreement (or an amendment to this Agreement) which describes the creation, improvement or development by Developer of any tangible or intangible items to be delivered to Cisco. The parties attach a sample Statement of Work as Exhibit E with the intention that it be used as a starting point in creating future Statements of Work.

1.18.	Updates shall mean a modification or addition to the Licensed Property including an enhancement, patch, correction, or other improvement or addition to any of the Licensed Property that Developer makes for maintenance fixes, error corrections, and improvements to the Licensed Property including, but not limited to, fixes, updates and releases to address any security vulnerabilities.

2.0	DELIVERY AND DEVELOPMENT

2.1.	DELIVERY OF LICENSED PROPERTY

Developer shall provide the current version of the Licensed Property identified in Exhibit B, including all of the documents in the Atlas Knowledge Management Library listed in Exhibit B, via CD (or another electronic format specified by Cisco), within two (2) weeks after the Effective Date to Cisco Parent. Developer will provide Cisco with Updates to the initial version of the Licensed Property in accordance with Section 7.1.

2.2.	INITIATION OF DEVELOPMENT EFFORT

In the event the parties desire to engage in a development effort, Development Statements of Work shall be entered into by mutual agreement between Cisco and Developer and shall, except as elsewhere indicated, be substantially in the form of the Sample Statement of Work attached hereto. Each Development Statement of Work must be signed by authorized representatives of the parties prior to any work commencing thereunder. This Agreement may cover more than one Development Statement of Work at any given time. The provisions of this

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 4 of 57

CONFIDENTIAL TREATMENT REQUESTED

Agreement, including without limitation this Section 2, shall apply to and shall govern any Development Statements of Work. In the event of a conflict between any such Development Statements of Work and this Agreement, the terms of this Agreement shall govern but only to the extent of the conflict.

2.3.	ATLAS KNOWLEDGE MANAGEMENT LIBRARY

Following execution of this Agreement, the parties will work in good faith to determine the costs and technical requirements associated with creating a live access version of the Atlas Knowledge Management Library which would enable Cisco to download, edit and copy any content residing in such Atlas Knowledge Management Library without the use of any proprietary software or tools; and if the parties so agree, the parties shall issue a Development Statement of Work for the creation of such library for Cisco.

2.4.	DEVELOPMENT EFFORT

Developer shall develop and deliver the Deliverables in accordance with the Specifications and any Development Statement of Work; provided, however, that the due date for any Deliverable, performance of which was delayed on account of failure of Cisco to complete any of its prerequisite obligations in a timely fashion, may be extended up to one day for each day of Cisco’s lateness. Each Deliverable shall be delivered in such format and on such media as may be reasonably requested by Cisco or as designated in the Development Statement of Work.

2.5.	ACCEPTANCE OF DELIVERABLES

Upon delivery of the Deliverables to Cisco, Cisco will test whether the Deliverables conform to the applicable part of the Specifications and the Development Statement of Work. Cisco will accept or reject each Deliverable within forty-five (45) days after delivery (“Test Period”) and will give Developer written notice of acceptance or rejection thereof. Failure to provide such written notice to Developer within the Test Period or any deployment or public distribution of the Deliverable by Cisco will be deemed acceptance of the Deliverable. In the event that (and only if) a Deliverable does not conform to such part of the Specifications or Development Statement of Work (such nonconformance will be referred to as “Deficiencies”), Cisco shall reject the Deliverable and provide written notice to Developer prior to the last day of the Test Period describing the Deficiencies in sufficient detail to allow Developer to correct the Deficiencies. Within fifteen (15) days after receiving each report regarding Deficiencies, Developer is obligated to correct the Deficiencies so that the Deliverable conforms to the applicable part of the Specifications or Development Statement of Work without removing or reducing the functionality of the Deliverable in a material way. The procedure in this Section 2.5 will be repeated with respect to a revised Deliverable to determine whether it is acceptable to Cisco, unless and until Cisco issues a final rejection of the revised Deliverable after rejecting the Deliverable on at least two (2) prior occasions. If Cisco issues a final rejection of the revised Deliverable pursuant to this paragraph, Developer shall return any and all compensation previously paid to Developer by Cisco for such Deliverable and the applicable Statement or Work shall automatically terminate. The parties’ rights and obligations upon such termination are as set forth in Section 14.7 of the Agreement (Effect of Termination). For clarity, the terms of this Section 2.5

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 5 of 57

CONFIDENTIAL TREATMENT REQUESTED

apply only to Cisco’s testing of Deliverables created under a Development Statement of Work and do not apply to the delivery of the Licensed Property delivered pursuant to Section 2.1.

2.6.	CHANGES

If Cisco proposes in writing a change to the Development Statement of Work, including to any of the Specifications set forth therein, Developer agrees to accept any change proposed by Cisco where Cisco agrees in writing to (a) make any necessary changes to the schedule for development, and (b) bear any reasonable extra expense and pay (at Developer’s standard time and materials rates) for any additional work required by such change.

2.7.	LIAISON

Each party agrees to appoint a principal point of contact, identified in the Development Statement of Work or otherwise in writing to the other party, as “Project Managers”, to whom all communications between the parties with respect to development of the Deliverable shall be directed.

2.8.	TECHNICAL ASSISTANCE

During only such time as Cisco is current in payment of any license fees owed under Exhibit D, Developer shall make Updates available to Cisco during the initial three (3) year term of the Agreement free of charge with respect to the Licensed Property provided by Developer to Cisco in connection with this Agreement in accordance with Section 7.1.

2.9.	REPORTS

Developer shall provide Cisco with written reports to be provided on a regular and reasonable time frame regarding its work on any Deliverables, any anticipated problems, and any indication of delay in fixed or tentative schedules. Approximately once each quarter (or such other time frame as may be mutually agreed by the Project Managers), the Project Managers shall meet in person or by telephone, as mutually agreed, for a formal progress presentation, describing in detail the status of any work under a Development Statement of Work, including projections for time of completion, steps necessary to return to the schedule in case of any delay, and discussion of possible resolution of any problems which have arisen. Additionally, Developer shall provide Cisco with verbal reports regarding the development contemplated herein as reasonably requested by Cisco.

2.10.	AUDIT

Cisco Parent reserves the right to inspect and audit Developer’s records a reasonable number of times during the term of this Agreement, and in each instance with reasonable advance notice to Developer, solely to ensure compliance with this Agreement and reimbursable expenditures made with respect to research and development described in a Development Statement of Work, and to access Developer’s premises upon 72-hours prior notice to conduct design reviews, “walk-throughs” and discussions with personnel and management of Developer regarding the status and conduct of the work being

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 6 of 57

CONFIDENTIAL TREATMENT REQUESTED

performed under a given Development Statement of Work. If at any time an audit performed by or for Cisco, as described in this section, reveals that the development effort by Developer is not in accordance with the Development Statement of Work, Developer shall take immediate action to correct all deficiencies identified by Cisco, Developer shall pay for the cost of such audit in the event that material deficiencies are found. Additionally, to the extent an audit reveals an underpayment or overpayment for reimbursable expenditures, the appropriate party will promptly remit the amounts due to the other party.

2.11.	BRANDING

Neither party shall have any obligation under this Agreement or an associated Development Statement of work to participate in any branding or marketing. Cisco shall have the right to delete any Developer copyright or trademark notice appearing on a flash screen or other computer screen or documentation, and to relocate any other proprietary rights notices, appearing on or in the Licensed Property. Cisco shall provide a copyright notice in connection with the Licensed Property.

2.12.	USAGE OF OPEN SOURCE SOFTWARE

2.12.1	Licensed Property.

(a)	Developer agrees to fully cooperate with Cisco to ensure compliance by both parties with the terms of any license governing the use of any Open Source Technology in any Licensed Property, including any Updates, delivered by Developer to Cisco. Developer shall provide Cisco with advance and timely notice of the existence and the source of any Open Source Technology incorporated into any Updates it provides to Cisco after the Effective Date. At Cisco’s sole discretion, Cisco may provide information in good faith to GlassHouse relating to information Cisco learns with respect to Open Source Software, but in no event shall GlassHouse rely on this information with respect to its own compliance.

(b)	Developer shall comply with a request from Cisco to grant rights and immunities under Developer’s Intellectual Property rights to third parties as required to ensure compliance with the terms of any license governing the use of any Open Source Technology in any Licensed Property delivered by Developer to Cisco.

2.12.2	Development and Support. Developer shall not incorporate or combine any Open Source Technology into or with any Update or Deliverable without first obtaining Cisco’s prior written approval. Developer shall strictly adhere to the following procedure with regard to Open Source Technology, Updates, and Deliverables

(a)

Developer shall submit a request to Cisco which shall contain: (i) engineering data in support of the request, (ii) detailed explanation of how the Open Source Technology will interact with any Cisco Property or proprietary technology of Cisco or any third party incorporated in the Update or Deliverable or any component thereof or which directly interfaces with the Update or Deliverable, (iii) a copy

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 7 of 57

CONFIDENTIAL TREATMENT REQUESTED

of the license governing the use and distribution of the Open Source Technology, and (iv) detailed analysis of whether the use of the Open Source Technology would, (A) create obligations, or purports to create obligations, for Cisco or Developer with respect to any Update or Deliverable or proprietary technology of Cisco or Developer, or (B) grant, or purports to grant, to any third party any rights or immunities under Cisco Property or Licensed Property or proprietary technology (collectively, “Contamination”). At Cisco’s request, Developer shall cooperate with Cisco in order to determine if incorporation of any Open Source Technology would result or has resulted in any Contamination.

(b)	Within thirty (30) days after receiving such request, Cisco shall respond by: (i) approving the request, (ii) disapproving the request, or (iii) extending the deadline for the approval or disapproval period for an additional ten (10) business days. If Cisco disapproves the request, then any timelines in the Statement of Work associated with completion of the applicable Deliverable will be extended as necessary to allow Developer to find an alternative or work-around for the Open Source Technology contained in such request and, if applicable, to resubmit the request to Cisco in accordance with this Section 2.12.2.

(c)	Developer shall list all approved Open Source Technology incorporated into or combined with the Deliverable in the applicable Statement of Work(s) or engineering change request before Cisco approves such Statement of Work(s) or engineering change request.

2.12.3	Assistance by Cisco. Cisco shall have no obligation to assist Developer with respect to compliance with any Open Source Technology license applicable to the Licensed Property (including Updates) or Deliverables. Any information provided by Cisco to Developer with respect to Open Source Technology in the context of this Agreement (and any associated Development Statement of Work) shall be considered Cisco Confidential Information and is provided as-is and solely for Cisco’s benefit. Developer shall not rely on such information for any purpose, including compliance with any Open Source Technology license or compliance with this Agreement. Developer is solely responsible for its own compliance with any Open Source Technology license.

3.0	OWNERSHIP

3.1.	OWNERSHIP BY DEVELOPER

As between the parties, Developer shall retain all right, title, and interest in and to all of the Licensed Property and Developer Existing Technology including, without limitation, all Intellectual Property Rights embodied in any of the foregoing, and Cisco shall have no ownership or other interest therein except for the license rights granted under Section 5 of this Agreement.

3.2.	OWNERSHIP BY CISCO

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 8 of 57

CONFIDENTIAL TREATMENT REQUESTED

Cisco shall own all right, title, and interest in the Cisco Property, the Cisco Derivatives, the New Intellectual Property, and all Intellectual Property Rights therein, and Developer hereby [*] transfers, conveys, and assigns, and agrees to transfer, convey, and assign, to Cisco Parent all of its right, title, and interest therein. Cisco shall have the exclusive right to apply for or register any patents, mask work rights, copyrights, and such other proprietary protections with respect thereto. Developer shall execute such documents, render such assistance, and take such other actions as Cisco Parent may reasonably request, at Cisco’s expense, to apply for, register, perfect, confirm, and protect Cisco’s rights in the New Intellectual Property.

3.3.	MORAL RIGHTS

Any assignment by Developer under Section 3.2 of copyrights hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (“Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law and to the extent allowed by law, Developer hereby waives such Moral Rights in favor of Cisco and consents to any action of Cisco that would violate such Moral Rights in the absence of such consent. To the extent such Moral Rights cannot be assigned or waived under applicable law, Developer unconditionally and irrevocably grants to Cisco an exclusive, [*], perpetual, worldwide, fully-paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to reproduce, create derivative works of, distribute, publicly and digitally perform, and publicly and digitally display by all means now known or later developed, such Moral Rights.

3.4.	CISCO AS ATTORNEY IN FACT

Developer agrees that if Cisco Parent is unable because of Developer’s unavailability, dissolution or incapacity to secure Developer’s signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the inventions assigned to Cisco above, then Developer hereby [*] designates and appoints Cisco Parent and its duly authorized officers and agents as Developer’s agent and attorney in fact, to act for and in Developer’s behalf and stead, to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Developer.

4.0	LICENSES BY CISCO TO DEVELOPER

4.1	LICENSE TO CISCO PROPERTY

Cisco hereby grants to Developer, under all of Cisco’s Intellectual Property Rights, a non-exclusive, worldwide, nontransferable, personal, revocable, royalty free, fully-paid up limited license to internally use and copy the Cisco Property solely for the purpose of designing, developing and testing the Deliverables for Cisco in accordance with this Agreement. Cisco shall have no obligation to deliver any Cisco Property to Developer except to the extent specified in a Statement of Work.

4.2	LICENSE TO JOINT INTELLECTUAL PROPERTY

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 9 of 57

*	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Cisco hereby grants to Developer, under all of Cisco’s Intellectual Property Rights in the Joint Intellectual Property, a royalty-free, fully-paid up, nonexclusive, worldwide, sublicensable, irrevocable, perpetual license to use, reproduce, make, have made, publicly perform, and publicly display, modify and create derivative works of the Joint Intellectual Property for purposes of using, making, having made, reproducing, having reproduced, selling, offering to sell, importing, exporting, distributing (directly and indirectly through multiple tiers of distribution), promoting, and supporting any current and future Developer products and services by any means now known or developed in the future.

4.3	FAIR ACCESS TO CISCO DERIVATIVES

During the term of this Agreement, if Cisco makes available the Cisco Derivatives through one of its technology programs, Developer will be eligible to license the Cisco Derivatives from Cisco under such technology program provided that Developer meets the program’s process and requirements, including, but not limited to, having appropriate agreements in place with Cisco. Such separate agreement shall survive, expire or terminate on its own terms regardless of the status of this Agreement.

5.0	LICENSES BY DEVELOPER TO CISCO

5.1	LICENSED PROPERTY

Developer hereby grants to Cisco, under all of Developer’s Intellectual Property Rights, a [*], non-exclusive, worldwide, sublicensable, [*], perpetual [*], the Licensed Property (including any Updates thereto provided by Developer under this Agreement) [*].

5.2	RESTRICTIONS

Notwithstanding the foregoing license grant or any statement to the contrary contained in this Agreement, during the term of this Agreement and for one (1) year following any termination or expiration of the Agreement other than following termination for cause by Cisco under 14,3, Cisco shall not, directly or indirectly (e.g., through a third party (other than an Affiliate)): (a) sublicense, disclose, sell or otherwise make available the source code of any Restricted Software program to any third party, (b) sublicense any compiled (i.e. object code) version of a Restricted Software program to any third party unless such sublicense [*], (c) license, sell or offer to sell (e.g., without limitation, by including it on any Cisco price lists), rent, lease or otherwise make available (including, without limitation, by means of time-sharing or use of the Restricted Software in any service bureau, application service provider or hosted arrangement) to any

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 10 of 57

*	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

end-user customer a standalone version of any Restricted Software program without prior notification and agreement by Developer (which agreement shall not be unreasonably withheld). Without limiting the foregoing and for the avoidance of doubt, a Restricted Software delivered or used by or on behalf of Cisco in the context of a broader technology solution delivered to any end-user customer, including delivery of services or other software (by any means contemplated in subsection (c) above), shall not be considered a “standalone version”. If Developer believes in good faith that Cisco is in breach of this Section 5.2, Developer shall provide written notice to Cisco. The parties shall then work in good faith to address the potential breach. If, following one hundred twenty (120) days after receipt of such notice, Cisco remains in breach of this Section 5.2, Cisco’s continuation of the breaching activity within the scope of the written notice from Developer shall be considered an “Intentional Breach” of 5.2 for purposes of Section 12 of this Agreement. For the avoidance of doubt, for purposes of subsection (a) above “third parties” shall not include contractors or vendors or other parties performing services on Cisco’s behalf and who are under obligations of confidentiality similar to those set out in this Agreement.

5.3	LICENSE TO DEVELOPER EXISTING TECHNOLOGY

If and to the extent any Deliverable incorporates, and cannot be reasonably and fully used, reproduced, distributed or otherwise exploited by Cisco without using or violating, certain Developer Existing Technology, then, Developer hereby grants to Cisco a royalty-free, non-exclusive, worldwide, sublicensable, irrevocable, perpetual license to use, perform, display, reproduce, enhance, port, develop, have developed, make, and have made, disclose, modify and create derivative works of such Developer Existing Technology in support of Cisco’s exploitation of the applicable Deliverable.

5.4	DEVELOPER ACQUIRED TECHNOLOGY

Upon request of Cisco, Developer shall negotiate with [Cisco Parent] in good faith with respect to the terms of a license to use any technology which Developer acquires ownership or control of from a third party after the Effective Date, provided that Developer has the right to grant a license thereto to Cisco.

5.5	CISCO AFFILIATES

Cisco Parent hereby agrees that [*] the terms and conditions of the Agreement

6.0	PAYMENT; TAXES

6.1.	PAYMENTS

In consideration of the rights granted to Cisco hereunder, Cisco Parent shall pay to Developer the total amount of the license fee at the times set forth in Exhibit D (Payment). Cisco shall also pay to Developer any additional amounts set forth in any Statement of Work in accordance with the provisions set forth below. Any payments under a Statement of Work which are expressly based upon Developer’s completion of development or any interim milestone shall not be payable until Cisco Parent’s or its applicable Affiliates’ acceptance thereof.

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 11 of 57

*	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

6.2.	TAXES

6.2.1.	Each party shall bear any and all taxes it incurs as a direct or indirect result of the entry into this Agreement or the rights and obligations under this Agreement, unless the parties have agreed otherwise.

6.2.2.	Cisco may withhold from payment to Developer under this Agreement any income taxes required to be withheld by Cisco under the applicable laws of the United States or any other country. Such amount shall be paid to the appropriate taxing authorities and, upon request, Cisco shall provide Developer with official receipts issued by said taxing authority or such other evidence as is reasonably available to establish that such taxes have been paid. Cisco shall cooperate with Developer and take all actions reasonably necessary in order to secure a reduction or elimination of withholding taxes pursuant to the income tax treaty between the United States and any other country.

6.2.3.	Unless otherwise expressly provided, any sum, amount or rate expressed in this Agreement has been determined without regard to, and does not include, sales and use taxes, VAT, GST or similar indirect taxes (VAT, GST or similar indirect taxes shall be referred to further in this section as “VAT/GST”).

6.2.4.	If sales and use tax, or VAT/GST (collectively the “Applicable Tax”) is payable as a consequence of any supply made or deemed to be made in connection with this Agreement, Cisco must pay to Developer the Applicable Tax amount upon receiving a tax invoice complying with any legislation under which the Applicable Tax is imposed. Any Applicable Tax shall appear as separate additional items on the invoice from Developer. If under local legislation for any supply made or deemed to be made in connection with this Agreement special invoicing or other requirements exist in order to apply a zero-rate or an exemption on this supply for an Applicable Tax, Develop shall take all necessary steps to obtain this zero-rate/exemption, including raising a tax-invoice complying with this legislation. Cisco’s obligation to pay an Applicable Tax shall be conditioned on compliance by the Developer with this Section 6.2.4. The Developer shall take all actions that Cisco reasonably requests to enable Cisco to obtain any input or other tax credit to which it is entitled.

6.2.5.	If an adjustment is made as between the Developer and the relevant taxing authority of an Applicable Tax, a corresponding adjustment will be made as between the Developer and Cisco; provided that, (a) a tax invoice as described in Section 6.2.4 has been provided to Cisco, and (b) Cisco can reclaim this VAT/GST adjustment as if such taxes were timely invoiced to Cisco. If the Developer is entitled to an adjustment by way of refund, the Developer must apply for the refund if requested to do so by Cisco.

6.2.6.	Nothing in this clause requires Cisco to pay any amount on account of a fine, penalty, interest or other amount for which the Developer is liable, to the extent that the liability arises as a consequence of a default of the Developer, its employees, agents or any other persons acting for the Developer.

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 12 of 57

CONFIDENTIAL TREATMENT REQUESTED

6.3.	LICENSE FEES

Developer shall be responsible for paying all license fees and royalties, if any, with respect to any third party proprietary rights and technologies which are included by Developer as part of the Licensed Property (including Updates thereto) provided to Cisco hereunder.

7.0	SUPPORT AND TRAINING

7.1	SUPPORT FOR LICENSED PROPERTY

During the term of this Agreement and subject to Cisco’s timely payment of the fees set forth in Exhibit D, Developer will promptly deliver all available Updates to Cisco. Without limiting the foregoing, Developer shall use commercially reasonable efforts to provide Cisco with Updates to any methodologies and supporting tools included in the Licensed Property within thirty (30) days after creation of a production ready Update, and shall use commercially reasonable efforts to provide Cisco with corrections of any errors in the performance of the Licensed Property of which Developer becomes aware. For clarity, Developer will have no obligation to provide Cisco with any modification, addition, error correction or any other Updates to the Licensed Property which Developer creates exclusively for the benefit of and/or at the expense of a third party, regardless of whether Developer solely or jointly owns the Updates with such third party.

7.2	TRAINING

Developer will provide the same type of training to the Cisco Parent’s employees regarding Developer’s Licensed Technology as Developer provides to its own employees. Without limitation of the foregoing, starting within four (4) weeks after the Effective Date (or later, upon Cisco’s request), Developer will hold one (1) training workshop for Cisco Parent’s employees every calendar quarter for four (4) consecutive quarters regarding the Licensed Property. Cisco Parent shall provide Developer with at least four (4) weeks prior notice of its preferred date during each calendar quarter for each training course. Developer shall have no obligation to provide any training to Cisco after the first anniversary of the Effective Date of this Agreement. All training will be held in the United States at a location mutually agreeable to Cisco Parent and Developer. Each training session will be held as a workshop and will last two (2) days. Cisco may send no more than ten (10) employees to each training session.

8.0	CONFIDENTIALITY

8.1	AGREEMENT AS CONFIDENTIAL INFORMATION

The parties shall treat the terms and conditions and the existence of this Agreement as Confidential Information. Each party shall obtain the other’s written consent prior to any publication, presentation, public announcement or press release concerning the existence or terms and conditions of this Agreement. Notwithstanding the foregoing, the parties acknowledge and agree that Developer may disclose the existence and the terms of this Agreement to its investors,

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 13 of 57

CONFIDENTIAL TREATMENT REQUESTED

potential investors and potential acquirers for purposes of evaluating a possible investment in, or transaction with, Developer, subject to (a) Developer’s compliance with its other obligations under the NDA, and (b) each such person or entity to whom that information is disclosed agrees or has agreed to be bound by obligations of confidentiality similar to those contained in the NDA prior to any such disclosure. In addition, the parties may disclose the fact that Cisco has licensed the Licensed Property from Developer in communications with its customers and potential customers of either party’s product and service offerings.

8.2	CONFIDENTIAL INFORMATION

The parties shall comply with the provisions of the “Non-Disclosure Agreement” attached hereto as Exhibit F (the “NDA”). To the extent that the term stated in the NDA terminates prior to the termination of this Agreement, the parties agree that the term of the NDA shall be automatically extended to the term of this Agreement. In the event of any inconsistency between the terms of the NDA and the terms hereof, the terms of this Agreement shall control but only to the extent of the inconsistency.

9.0	USE OF CONTRACTORS

Developer may retain third parties (“Contractors”) to furnish services to it in connection with the performance of its obligations hereunder and permit such Contractors to have access to Cisco’s and the applicable Cisco Affiliates’ Confidential Information and Cisco Property, but only to the extent and insofar as reasonably required in connection with the performance of Developer’s obligations under this Agreement; provided that all such Contractors shall be required by Developer to execute a written agreement: (a) sufficient to secure compliance by the Contractors with Developer’s obligations of confidentiality concerning Confidential Information set forth in this Agreement; (b) acknowledging the Contractor’s obligation to assign all work product in connection with performance hereunder; and (c) effecting assignments of all Intellectual Property Rights concerning the Deliverables to Cisco or Developer, as appropriate. Cisco, upon request, may review (but not approve) a redacted copy of such agreements at any time after execution by such Contractors solely to ensure compliance with this Agreement. Developer shall remain responsible for all of its obligations under this Agreement notwithstanding Developer’s delegation thereof to Developer’s employees or Contractors.

10.0	REPRESENTATIONS AND WARRANTIES

10.1	REPRESENTATION AND WARRANTIES OF THE DEVELOPER

Developer hereby represents and warrants to Cisco as follows:

10.1.1	as of the date any Licensed Property (including an Update) or Deliverable is shipped by Developer to Cisco, such Property is either owned by Developer, appropriately licensed by Developer so as to enable Developer to grant Cisco the licenses set forth in this Agreement, or is in the public domain and the use, manufacture, sale, copying, or distribution thereof by Cisco, its representatives or end users does not infringe any Intellectual Property Rights or any other proprietary rights of any third

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 14 of 57

CONFIDENTIAL TREATMENT REQUESTED

party. Developer’s sole and entire obligation and Cisco’s sole and exclusive remedy in the event of a breach of the warranty in this Section 10.1.1 will be for Developer to comply with the indemnification and other requirements of Section 11.2 and 11.4 below, subject to the terms of Section 11.3, 11.5 and 11.6 below.

10.1.2	as of the Effective Date and as of the date each Deliverable is delivered by Developer to Cisco, Developer has not received any notice, including any actual or threatened claim, from a third party alleging that any of the Licensed Property infringes any proprietary rights of such third party except, with respect to Deliverables provided after the Effective Date, as disclosed by Developer to Cisco in the relevant Statement of Work or other mutually acceptable form of notification.

10.1.3	Developer has the full corporate power to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights and licenses granted to Cisco and its Affiliates in this Agreement.

10.1.4	The Licensed Property and Deliverables (each as delivered by Developer) shall (a) perform in accordance with the Specifications and related documentation provided by Developer (and shall achieve any function described therein) for a period of [*] from (i) initial acceptance of the Licensed Property pursuant to Exhibit D or (ii) acceptance of the relevant Deliverable pursuant to Section 2.5, and (b), if applicable, be free from defects in materials, workmanship or design. Cisco’s sole and entire remedy and Developer’s sole and exclusive liability only for breach of this Section 10.1.4 will be for Developer to promptly correct or replace (at its option) any defects in the Licensed Property or the relevant Deliverable which are reported during the applicable warranty period (provided that such replacement must be functionally equivalent and in conformance with the Specifications), or, if Developer is unable to so correct or replace the defective Licensed Property or Deliverable within a reasonable period of time, Cisco may request and Developer will refund the pro-rata portion of any amounts paid by Cisco for such Licensed Property or Deliverable, as applicable. Notwithstanding the foregoing, at no time shall Developer have any obligation to undertake correction of errors or defects caused by any modifications made by or for Cisco to the Licensed Property or to any Deliverables outside of the scope of modifications specified in a Development Statement of Work.

10.1.5	Any services provided by Developer on behalf of Cisco hereunder, including any development services provided pursuant to a Development Statement of Work will be performed in a professional and workmanlike manner in accordance with industry standards. Cisco’s sole and entire remedy and Developer’s sole and exclusive liability for breach of this Section 10.1.5 only will be, at Cisco’s option, for Developer to promptly re-perform the applicable services at no charge to Cisco or, if Developer is unable to re-perform the services to Cisco’s reasonable satisfaction, to refund amounts paid by Cisco for such services under the applicable Development Statement of Work For clarity, any breach by Developer of the warranty in Section 10.1.4 will not, by itself, constitute a breach of the warranty in this Section 10.1.5.

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 15 of 57

*	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

10.1.6	EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY LAW DEVELOPER HEREBY DISCLAIMS, AND EXCLUDES ALL OTHER WARRANTIES WITH RESPECT TO THE LICENSED PROPERTY, THE DELIVERABLES AND ANY SERVICES PROVIDED HEREUNDER, WHETHER EXPRESSED, STATUTORY OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.2	REPRESENTATIONS AND WARRANTIES OF CISCO

10.2.1	Cisco hereby represents and warrants to Developer that Cisco has the full power to enter into this Agreement and to carry out its obligations under this Agreement. NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11.0	INDEMNITY

11.1	GENERAL INDEMNIFICATION BY DEVELOPER

Developer will indemnify, defend, and hold harmless each of Cisco Parent and its Affiliates and each of their officers, directors, employees, successors and assigns (collectively the “Cisco Indemnified Parties”) from and against all claims, suits, demands and actions brought by a third party against the Cisco Indemnified Parties or tendered to the Cisco Indemnified Parties for defense and/or indemnification (provided that a Cisco Indemnified Party is ultimately a party to such claim, suit, demand or action) (collectively “General Claims”), and for all damages, losses, costs, and liabilities (including reasonable attorney and professional fees) awarded to such third party by a court of competent jurisdiction or agreed to in a monetary settlement to the extent that they result or arise from General Claims (collectively “General Losses”) which, directly or indirectly, allege that Licensed Property or Deliverables, or any part thereof, have caused bodily injury (including death) or physical damage to tangible property.

11.2	INTELLECTUAL PROPERTY INDEMNIFICATION BY DEVELOPER

Subject to the terms of Sections 11.4-11.7, Developer will indemnify, defend, and hold harmless the “Cisco Indemnified Parties” from and against all claims, suits, demands and action brought against the Indemnified Parties by a third party or tendered to the Indemnified Parties for defense and/or indemnification (provided that a Cisco Indemnified Party is ultimately a party to such claim, suit, demand or action) (collectively “IP Claims”), and for all damages, losses, costs, and liabilities (including reasonable attorney and professional fees) awarded to such third party or agreed to in a monetary settlement to the extent that they result or arise from IP Claims (collectively “IP Losses”), which in whole or in part, directly or indirectly (or as combined with other items by Cisco or any other party, except as provided in Section 11.5 (Exceptions to Developer’s Indemnity) allege that the Licensed Property or any Deliverable, or any part thereof, or their the authorized

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 16 of 57

CONFIDENTIAL TREATMENT REQUESTED

manufacture, use, import, sale or distribution infringe, misappropriate, or violate any Intellectual Property Rights of any third party.

11.3	TERMS OF DEFENSE AND INDEMNIFICATION

Cisco will promptly notify Developer, in writing, of any claim, including General Claims and IP Claims, for which any Cisco Indemnified Party seeks indemnification (provided that Cisco’s failure to provide such notice or to provide it promptly will relieve Developer of its indemnification obligations only if and to the extent that such failure prejudices Developer’s ability to defend the IP Claim(s) or General Claim(s), as applicable). Except as provided below, Developer shall have exclusive authority and control of the defense, compromise, adjustment and settlement of the IP Claim or General Claim, including any subsequent appeal. In addition, Cisco shall provide Developer with all reasonably necessary cooperation and assistance requested by Developer, at Developer’s expense, in connection with such defense and settlement. Subject to the foregoing Cisco may employ counsel at its own expense to assist it with respect to any such General Claim or IP Claim provided, however, that if such counsel is necessary because of a conflict of interest of either Developer or its counsel or because Developer does not assume control, Developer will bear the expense of such counsel. Cisco shall have no authority to settle any General Claim or IP Claim on behalf of Developer. Notwithstanding anything else in this Section 11, if the General Claim or IP Claim is one of multiple claims in a lawsuit against Cisco and/or its Affiliates, some of which claims may not be subject to the indemnity obligation under this Section 11,Cisco may, at its sole discretion and upon notice to Developer, elect to solely control the defense, settlement, adjustment or compromise of the General Claim or IP Claim, respectively, in which event: (a) Developer agrees to cooperate with Cisco’s sole control and provide any assistance as may be reasonably necessary for the defense, settlement, adjustment or compromise of any such controversy or proceedings, (b) Developer shall not be relieved of its indemnification and hold harmless obligations under this Section 11, and Developer shall remain responsible for its proportionate share of the losses, damages, liabilities, settlements, costs and expenses relating to the General Claim or IP Claim, as applicable, and reasonably attributable to Developer, and (c) Cisco shall be obligated to act in good faith with respect to Developer’s interests that may be affected by any such defense, settlement or compromise.

11.4	DEVELOPER’S EFFORTS

In addition to Developer’s obligations under Section 11.2, if the manufacture, use or distribution of the Licensed Property or Deliverables is enjoined or becomes, or Developer believes in good faith is likely to become, the subject of an IP Claim, Cisco agrees to permit Developer, at its sole option and expense, to obtain such licenses, or make such replacements or modifications to the Licensed Property and/or Deliverables subject to the claim, as applicable, as are necessary to permit the continued manufacture, use, or distribution of the applicable Licensed Property and/or Deliverable by Cisco in accordance with this Agreement without infringement, with the same functionality as the applicable Licensed Property and/or Deliverable, and in compliance with the Specifications. If Developer, after using commercially reasonable efforts, is unable to accomplish the foregoing remedies is unable to achieve either of the foregoing within ninety (90) days of receipt of notification of an IP Claim (or such longer period as determined by Cisco in good faith) after the holding of infringement or the entry of the injunction,

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 17 of 57

CONFIDENTIAL TREATMENT REQUESTED

as applicable, then Developer shall promptly refund to Cisco a pro-rata portion of the fees paid for the Licensed Property and/or Deliverable subject to the IP Claim, as applicable, the use, manufacture, import, support, service or distribution of which is legally prohibited.

11.5	EXCEPTIONS TO DEVELOPER’S INDEMNITY

Developer shall have no obligation under Sections 11.2-4 to the extent any IP Claim of is caused by, results from or arises out of (a) use of the Licensed Property and/or Deliverables by Cisco or any other party in combination with any other products or services not provided by Developer or in combinations that may not be reasonably anticipated by Developer if the infringement, violation or misappropriation would not have occurred but for such combination; (b) any material alteration or modification of the Licensed Property or Deliverable not performed by Developer or authorized by Developer, if the infringement, misappropriation or violation would not have occurred but for such alteration or modification; or (c) Developer’s compliance with Cisco’s unique written specifications if the infringement, misappropriation or violation would not have occurred but for such unique written specifications excepting any implementation thereof by Developer or (d) Cisco’s failure to substantially comply with Developer’s reasonable written instructions, including but not limited to use of a different version of the Licensed Property other than the then-current version thereof, which if implemented would have rendered the Product non-infringing, provided that a sufficient time period is given to Cisco to enable it to implement the written instructions and that Developer remains obligated under Section 11.2 with respect to any infringement occurring up to the end of such time period.

11.6	THE FOREGOING SECTIONS 11.2-11.5 STATE THE CISCO INDEMNIFIED PARTIES’ SOLE AND EXCLUSIVE REMEDY AND DEVELOPER’S ENTIRE LIABILITY WITH RESPECT TO THIRD-PARTY CLAIMS AGAINST THE CISCO INDEMNIFIED PARTIES FOR OF INFRINGEMENT, MISAPPROPRIATION OR VIOLATION OF THIRD PARTY PROPRIETARY RIGHTS OF ANY KIND.

12.0	LIMITATION OF LIABILITY

12.1	EXCEPT AS PROVIDED UNDER SECTION 11 (INDEMNITY), OR FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 8 (CONFIDENTIALITY), EITHER PARTY’S MAXIMUM AGGREGATE LIABILITY FOR CLAIMS ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE LIMITED (A) WITH RESPECT TO DEVELOPER’S LIABILITY, TO [*] AND (B) WITH RESPECT TO CISCO’S LIABILITY, [*]. THIS LIMITATION OF LIABILITY IS CUMULATIVE AND NOT PER INCIDENT.

12.2

EXCEPT AS PROVIDED UNDER SECTION 11 (INDEMNITY), OR FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 8 (CONFIDENTIALITY) OR INTENTIONAL BREACH OF SECTION 5.2 (RESTRICTIONS) (AS THE TERM “INTENTIONAL BREACH” IS DEFINED IN SECTION 5.2), AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 18 of 57

*	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES WHICH ARISE FROM OR RELATE TO THIS AGREEMENT, WHETHER CLAIMED TO HAVE RESULTED FROM A BREACH OF CONTRACT, THE COMMISSION OF ANY TORT, INCLUDING NEGLIGENCE, EITHER PARTY’S STRICT LIABILITY, OR UNDER ANY OTHER LEGAL OR EQUITABLE THEORY EVEN IF A PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.3	NOTHING IN THIS SECTION SHALL LIMIT EITHER PARTY’S LIABILITY FOR BODILY INJURY TO A PERSON, DEATH, OR FOR PHYSICAL DAMAGE TO OR DESTRUCTION OF TANGIBLE PERSONAL PROPERTY. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER OF CONSEQUENTIAL AND OTHER DAMAGES REFLECTS THE ALLOCATION OF RISKS BETWEEN THEM AND FORMS AN ESSENTIAL PART OF THE BARGAIN BETWEEN THEM.

13.0	BASIS OF BARGAIN

EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS, LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE THE MATERIAL, BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

14.0	TERM AND TERMINATION

14.1	TERM

Unless earlier terminated by a party pursuant to this Section 14, this Agreement shall have a term of [*] commencing upon the Effective Date; provided, however, that this Agreement shall remain in effect with respect to any Statements of Work outstanding at the time of such termination, until such Statements of Work are themselves terminated or performance is completed and the work is accepted. Any renewals or extensions of the term of the Agreement will be subject to the mutual written agreement of the parties.

14.2	TERMINATION FOR CONVENIENCE

Cisco may terminate this Agreement, any Statement of Work or both, at any time for its convenience, for no reason or for any reason, by delivering written notice to Developer. In the event of such termination, Developer shall be entitled to receive and retain all payments Cisco has made or is obligated to pay prior to the effective date of termination, including, without limitation, the remainder of the [*] license fee payable under Section 2 of Exhibit D. Subject to Cisco’s timely payment of the aforementioned amounts, Developer shall continue to provide Updates to Cisco in accordance with Section 7.1 of the Agreement until what would have otherwise been the end of the applicable term of the Agreement but for Cisco’s termination under this Section. Cisco shall also pay Developer for all work performed on Deliverables and any other services under any terminated Statement of Work, including but not limited to work which Cisco has not accepted or which Developer has not delivered by the effective date of the termination. All amounts

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 19 of 57

*	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

payable to Developer under this Section 14.2, including the remainder of the license fee set forth in Exhibit D and any amounts for Deliverables or other services, will be paid by Cisco within ninety (90) days following the effective date of termination. For such unaccepted or undelivered Deliverables, Cisco agrees to pay Developer at its then-current time and materials rates for services performed under a Development Statement of Work provided that Cisco’s payment will not exceed the amount Cisco is to pay Developer for the unaccepted and undelivered Deliverables as if such Deliverables had been delivered to and accepted by Cisco. Cisco’s payments as provided herein shall be Cisco’s sole liability and obligation with respect to Cisco’s termination under this Section 14.2, and Cisco shall, except as expressly provided in this Agreement, have no further liability to Developer solely by reason of such termination.

14.3	TERMINATION FOR CAUSE

Without prejudice to any of its other rights and remedies available at law or in equity, either party may terminate this Agreement, any Statement of Work or both, immediately for cause by delivering written notice to the other party in accordance with the following:

14.3.1	INSOLVENCY EVENT

Either may terminate this Agreement upon the occurrence of any of the following events: (a) a receiver is appointed for either party or its property; (b) either makes a general assignment for the benefit of its creditors; (c) either party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor’s relief law, which proceedings are not dismissed within 60 days; or (d) either party is liquidating or dissolving; provided, however, that any bankruptcy, insolvency, liquidation, dissolution or assignment as described in this Section 14.3.1 shall not in and of itself constitute a breach, violation, failure or default under the Agreement.

14.3.2	DEFAULT

Either party may terminate this Agreement if the other party violates any covenant, agreement, representation or warranty contained herein in any material respect or defaults or fails to perform any of its obligations or agreements hereunder in any material respect, which violation, default or failure is not cured within thirty (30) days after notice of the breach from the non-breaching party stating its intent to terminate this Agreement for cause. Notwithstanding the foregoing, if the nature of any breach is such that a cure would be impossible in the non-breaching party’s reasonable judgment, then the non-breaching party may terminate this Agreement immediately without allowing for a cure period. For clarity, the parties acknowledge and agree that if Developer fails to provide any Deliverable(s) in accordance with the terms of any Statement(s) of Work and, as a direct result of such failure, Cisco elects to terminate the applicable Statement(s) in accordance with Section 2.5, such failure will not also constitute a default, violation or breach by Developer of the Agreement and may not serve as a basis for Cisco to terminate this Agreement pursuant to this Section 14.3.3.

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 20 of 57

CONFIDENTIAL TREATMENT REQUESTED

14.4	TERMINATION FOR CHANGE IN CONTROL

Subject to any confidentiality restrictions with respect to such transaction to which it is bound, Developer will use commercially reasonable efforts to notify Cisco in writing of a Change in Control involving Developer at least thirty (30) days prior to the closing date of such transaction. Cisco may, at its option, terminate this Agreement in the event of a Change in Control of Developer upon written notice, provided that any termination notice by Cisco must be sent within thirty (30) days following the date of Developer’s issuance of notice to Cisco of the transaction in order for the termination to be effective under this Section 14.3.2. In the event of such termination, Developer shall be entitled to receive and retain all payments Cisco has made or is obligated to pay prior to the effective date of termination, including, without limitation, the remainder of the license fee payable under Section 2 of Exhibit D. Cisco shall also pay Developer for all work performed on Deliverables and any other services under any terminated Statement of Work, including but not limited to work which Cisco has not accepted or which Developer has not delivered by the effective date of the termination. All amounts payable to Developer under this Section 14.4 (other than the remainder of the license fee in Exhibit D) will be paid by Cisco within forty-five (45) days following the effective date of termination. The remainder of the license fee shall continue to be payable according to the schedule in Exhibit D.

14.5	SURVIVAL OF RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION

Sections 1, 3, 4.2, 5.1, 5.2 (but only for the period of time specified in that section), 6, 8, 10, 11, 12, 13, 14, and 15shall survive termination or expiration of this Agreement, any Statement of Work or both. All irrevocable licenses granted to Cisco shall survive. All irrevocable licenses granted to Developer shall survive. Furthermore, in the event of any termination or expiration of this Agreement, any Statement of Work or both, all authorized end-user and sub licenses granted by Cisco shall remain in effect (as provided in Section 5.2) and, only in the event of a termination for convenience pursuant to Section 14.2 or termination in the event of Change of Control under Section 14.4 (and subject to Cisco’s payment of the license fee in accordance with those Sections), Developer shall continue to provide support and Updates as required in Section 14.2.

14.6	RETURN OF MATERIALS UPON TERMINATION

On or before ten (10) business days after the termination or expiration of this Agreement, Developer shall deliver to Cisco all Cisco Confidential Information and Cisco Property, and Developer shall deliver to Cisco all work product, diagrams, designs, schematics, and work in progress owned or paid for by Cisco and in Developer’s possession. Similarly, on or before ten (10) business days after the termination of this Agreement, Cisco shall deliver to Developer all Developer Confidential Information, including any copies, analyses, summaries, excerpts and portions thereof, as well as any Deliverables (or portions thereof) finally rejected by Cisco pursuant to Section 2.5. For the avoidance of doubt, nothing in this Section 14.6 shall obligate Cisco to return any Licensed Property or accepted Deliverable or any portion thereof.

14.7	EFFECT OF TERMINATION

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 21 of 57

CONFIDENTIAL TREATMENT REQUESTED

In the event of termination of this Agreement or a Statement of Work by Cisco pursuant to Section 14.3, (a) all of Developer’s obligations to perform services under the Agreement (including the provision of Updates) and/or any terminated Statement(s) of Work shall immediately cease, (b) no payment shall be required of Cisco beyond the last payment made under the applicable Statement(s) of Work and (c) Cisco shall promptly return all rejected Deliverables, including any portions, copies or extracts thereof, under the terminated Statement of Work. Immediately after termination and subject to Cisco’s payment to Developer of any amounts owed for such work product, Developer shall collect and deliver to Cisco, in a manner reasonably prescribed by Cisco, whatever work product then exists with regard to any items paid for and owned by Cisco under Section 3 hereof. Except as otherwise provided herein, the ownership of all work product related thereto shall be as set forth in Section 3 and the licenses as set forth in Section 5 shall continue in full force and effect.

15.0	MISCELLANEOUS

15.1	FORCE MAJEURE

Neither party shall be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that party, including, but not limited to, acts of God, riots, acts of war, governmental regulations, communication or utility failures. The party seeking relief from the force majeure event shall promptly notify the other of the occurrence of such event. In the event that Developer fails to deliver a Deliverable within thirty (30) days after the completion date set forth in the applicable Development SOW due solely to such causes, Cisco may either: (a) terminate the applicable SOW as to such Deliverable not delivered; or (b) suspend the applicable SOW in whole or in part for the duration of the delaying cause. Developer shall resume performance under the applicable SOW immediately after the delaying cause ceases.

15.2	COMPLIANCE WITH LAWS

Each party and their respective third party contractors shall, in performance of their respective obligations under this Agreement, comply, at their sole cost and expense, with all applicable federal, state, local and other governmental laws and regulations now or hereafter enacted including, but not limited to OSHA, the Fair Labor Standards Act of 1938 (29 USC 201-219), the 8-Hour Law (40 USC 327-332), the Foreign Corrupt Practices Act (15 USC 78), the Equal Opportunity and Affirmative Action Regulations, and laws restricting the use of convict labor. In addition, Developer shall comply with all applicable federal, state, local and other governmental laws and regulations now or hereafter enacted, which regulate any material because it is radioactive, toxic, hazardous or otherwise a danger to health, reproduction, or the environment, including but not limited to the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Clean Air Act, the Montreal Protocol, the Toxic Substances Control Act and similar laws, rules, statutes, treaties or orders and international understandings. In the event that Developer’s performance of its obligations under this Agreement requires the delivery to or handling by Cisco, any applicable Cisco Affiliate, or Cisco third party contractors of hazardous materials as specified in the U.S. Department of Transportation, Title 49 or OSHA standards

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 22 of 57

CONFIDENTIAL TREATMENT REQUESTED

or regulations, Developer will promptly notify Cisco, and upon request will provide Cisco, any applicable Cisco Affiliate, and affected Cisco contractors with material safety data sheets and such other documentation reasonably necessary for compliance with applicable laws and regulations. Notwithstanding the foregoing, Developer shall be fully responsible under this Agreement for any liability resulting from its actions in supplying or transporting hazardous materials or otherwise resulting from its failure to comply with environmental laws and regulations. Developer shall secure and maintain adequate workmen’s compensation insurance in accordance with the laws of the state or states from which Developer shall furnish the Licensed Product, Deliverables, and/or services for Cisco.

15.3	IMPORT AND EXPORT

Each party shall comply with all applicable laws and regulations governing use, export, re-export, and transfer of the Licensed Technology, Deliverables, or any technical data provided by Developer hereunder, including the direct product thereof, out of the United States and/or the applicable jurisdiction (if other than the United States) and shall obtain all required U.S. and local authorizations, permits, or licenses prior thereto. Upon request Developer shall promptly provide all necessary or useful information for Cisco to obtain any required export or import licenses.

15.4	NO AGENCY

This Agreement does not create any agency, partnership, joint venture, or franchise relationship. No employee of either party shall be or become, or shall be deemed to be or become, an employee of the other party by virtue of the existence or implementation of this Agreement. Each party hereto is an independent contractor. Neither party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other party or bind the other party in any respect whatsoever.

15.5	NO THIRD PARTY BENEFICIARIES

Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than Cisco, Cisco’s Affiliates, and Developer any rights, remedies or other benefits under or by reason of this Agreement.

15.6	EQUITABLE RELIEF

Each party acknowledges that a breach by the other party of any confidentiality or proprietary rights provision of this Agreement will cause the non-breaching party irreparable damage, for which the award of damages would not be adequate compensation and the non-breaching party is therefore entitled to seek prompt injunctive relief to enjoin the breaching party from any and all acts in violation of those provisions. Such injunctive relief remedy shall be cumulative and not exclusive and the non-breaching party is entitled to seek any other relief available to such party at law or in equity.

15.7	ATTORNEY’S FEES

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 23 of 57

CONFIDENTIAL TREATMENT REQUESTED

In addition to any other relief awarded, the prevailing party in any action arising out of this Agreement shall be entitled to recover its reasonable fees (including attorneys, accountants and other professionals) and costs.

15.8	NOTICES

Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service or by first class mail (certified or registered), or by facsimile confirmed by first class mail (registered or certified), to the Project Manager of the other party. Notices will be deemed effective: (a) three (3) business days after deposit, postage prepaid, if mailed, (b) the next day if sent by overnight mail, or (c) the same day if sent by facsimile and confirmed as set forth above. A copy of any notice shall also be sent to the following:

Cisco Systems, Inc.	GlassHouse Technologies, Inc.
170 West Tasman Drive	200 Crossing Boulevard
San Jose, CA 95134	Framingham, MA 01702
Attn: VP, Legal Services and General	Attn: Chief Financial Officer
Counsel
Phone: (408) 525-4757	Fax:

15.9	ASSIGNMENT

Developer may not assign its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of Cisco. Any attempted assignment or delegation without Cisco’s prior written consent will be void. Notwithstanding the foregoing, Developer may engage in a Change in Control transaction with notice to, but without the consent of, Cisco. Cisco may, in Cisco’s sole discretion, assign this Agreement or any rights granted herein, in whole or in part, to any Cisco Affiliate. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties’ respective successors, heirs and permitted assigns.

15.10	WAIVER AND AMENDMENT

The failure by either party to enforce any provision of this Agreement will not be deemed a present or future waiver of that or any other provision. Any waiver of any provision of this Agreement will be effective only if in writing and signed by the parties. Any provision of this Agreement may be amended (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties.

15.11	SEVERABILITY

If for any reason a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

15.12	GOVERNING LAW

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 24 of 57

CONFIDENTIAL TREATMENT REQUESTED

The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of California, United States of America, as if performed wholly within the state and without giving effect to the principles of conflict of laws, and the State and federal courts of California shall have jurisdiction over any claim arising under this Agreement. The parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods. Notwithstanding the foregoing, either party may seek interim injunctive relief in any court of appropriate jurisdiction with respect to any alleged breach of such party’s intellectual property or proprietary rights.

15.13	ALLOCATION OF FEES

In the event that Developer or Cisco files a petition for bankruptcy, the parties agree that the licenses granted hereunder to the Licensed Property, New Intellectual Property, Developer Existing Technology, and the Joint Intellectual Property and the Cisco Derivatives, if any, are licenses to “intellectual property” as defined in the Bankruptcy Code and that the Agreement is covered by 11 U.S.C. § 365(n). Allocation of the initial fee set forth in Exhibit D is based on (100%) for the use of the intellectual property herein and none is attributable to support, maintenance, and performance of other obligations under this Agreement.

15.14	HEADINGS

Headings used in this Agreement are for ease of reference only and shall in no way define, limit, or construe the scope or extent of such provision or in any way affect the construction or interpretation of such provision or this Agreement.

15.15	COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

15.16	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof, and all prior representations, understandings and agreements regarding the subject matter hereof, either written or oral, expressed or implied, are superseded and shall be and of no effect.

15.17	GOVERNMENT CLAUSES

The Developer Software provided under this Agreement is “commercial computer software” as that term is described in DFAR 252.227-7014(a)(1). If acquired by or on behalf of a civilian agency, the U.S. Government acquires this commercial computer software and/or commercial computer software documentation subject to the terms and this Agreement as specified in 48C.F.R. 12.212 (Computer Software) and 12.11 (Technical Data) of the Federal Acquisition Regulations (“FAR”) and its successors. If acquired by or on behalf of any agency within the Department of Defense (“DOD”), the U.S. Government acquires this commercial computer software and/or commercial computer software documentation subject to the terms of this Agreement as specified in 48C.F.R. 227.7202 of the DOD FAR Supplement and its successors.

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 25 of 57

CONFIDENTIAL TREATMENT REQUESTED

15.18	NO IMPLIED LICENSES

Only licenses and rights granted expressly herein shall be of legal force and effect. No license or other right shall be created hereunder by implication, estoppel or otherwise.

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 26 of 57

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

CISCO PROPERTY

None

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 27 of 57

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

LICENSED PROPERTY

Licensed Property includes all of Developer’s documentation, tools, methodologies, software, information, services and other materials listed in Exhibit C to this Agreement, including, but not limited to, the following:

1.	The contents of the Atlas Knowledge Management Library, at the time of the Effective Date and as later updated, which are identified in Exhibit C and in the List of Atlas Contents below.

2.	The following tools:

ITSM Tool Suite:

SMMT (Service Management Matrix Tool)

CCAT (Cost of Capacity Analyzer Tool)

SDMT (Supply & Demand Manager Tool)

SLCT (Supply Level Consumption Tool)

Reflector Tool Suite

Reflector Tool

Reflector Methodology

3.	“Restricted Software” means all source code and object code versions of Developer’s “ITSM Tool Suite” and “Reflector” software tool as described in Exhibit C.

LIST OF ATLAS CONTENTS

ITSM Tool Suite

The ITSM Sales Kit contains the following documentation:

•	Sales Guide

•	Sales Deck

•	Data Sheet

•	Sample Deliverable

•	SOW Template

•	LOE

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 28 of 57

CONFIDENTIAL TREATMENT REQUESTED

The ITSM Delivery Kit contains the following documentation:

•	Service Delivery Precedence Diagram

•	MS Project Template

•	Deliverable Template

•	Delivery Tools

Blue print methodology

Accelerate Atlas Documentation:

•	Design and Plan - which is a fixed price engagement with a defined set of deliverables

•	Implementation and Knowledge Transfer - which are T&M engagements based on the detailed plans that come from the Fixed price engagement

Sales Support Page for Accelerate for VMware

Document
US SOWs / Sales Guides	US VMware Accelerate and Discovery SOW Template
US VMware Accelerate (no discovery) SOW template
US VMware Discovery / ROI only SOW
US Sales Guide for Accelerate for VMware
US Data Sheet for Accelerate for VMware
US Standard Sales Deck for Accelerate for VMware
US Case Study for Accelerate for VMware

Phase 0 -Candidate Discovery and ROI Analysis	Sample Discovery Deliverable (document)
Sample Server Matrix (Candidate List)
Sample PowerPoint Deliverable

Phase 1 - Design Phase	Sample Design Phase Deliverables

Phase 2 - Planning Phase	Planning Document (describes plan, timelines, etc)
Sample Precedence Diagram
Sample Plan in Microsoft MPP format (project)

Delivery Support Page for Accelerate for VMware

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 29 of 57

CONFIDENTIAL TREATMENT REQUESTED

A TEMPLATE is a document with headings and some text, with notes/comments on how to fill it out to complete the deliverable for the client.

A SAMPLE is a sample deliverable that one must modify completely for the client.

Internal Project Planning documents	Microsoft Project Plan for Phases 0,1 and 2
Precedence Diagram for VMware Accelerate (Visio containing P-Diagram)

Discovery Deliverable Templates (Phase 0)	Discovery Document Deliverable. Primary deliverable from phase 0
Server Matrix, this is a sample that shows what the client should receive to ID candidates at a macro level (Server Matrix XLS)
Power Point deliverable that summarizes the results of the discovery. All information in this is gleaned from the deliverable document (it can be thinned down)

Discovery Installation Guide and Tools (Phase 0)	Capacity Planner Checklist/requirements doc for Sales and Customers. Good doc to give to clients prior to engaging.
Capacity Planner installation guide that steps the consultant through installing the capacity planner collector once at the client site.
Charts and Graphs Excel Workbook that creates almost all of the charts and graphs you need for the discovery deliverables.
Logical Drive space script, this script uses WMI and will find all logical drive space in use and dump it to a CSV file for the deliverables

Design Phase (Phase 1)	Sample Design document deliverables, can be used as a starting point for the Design Document
VMware Accelerate Statement of Initiative- A memo format agenda that is given to the project sponsor to send to the design team.
Accelerate Delivery Guide, walks you through the Design and Planning phases and how it works.

Planning Phase (Phase 2)	Planning Session Agenda Document for VMware Planning sessions
Sample Precedence Diagram- Sample output from a Planning session (1st step in the planning process)

Sample Microsoft Project Plan for VMware environments

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 30 of 57

CONFIDENTIAL TREATMENT REQUESTED

Sample Planning Document, This is created after the MPP is created and workload is leveled

Deployment Tools and Misc. Related Links	Deployment Documents and Tools for implementation services
Project Staffing Requirements for Server Virtualization projects
Definitions and Terminology seen in Virtual Server Environments

Virtual Infrastructure Support Page

Below are a number of template documents that can be used while on-site at a client. Some of these are more template-based than others and some may act as a good starting point for documentation or will be complete enough with a simple replacement of the <CLIENT> throughout the document.

Title page, TOC and Introduction template

As-Built Documents	Backup and VCB Configuration as-built Template
ESX Server 3.0 environment As-Built Template (1)
ESX Server 3.0 environment As-Built Template (2)
VirtualCenter As-Built Template
Scripted Installation Configuration As-built
Virtual Environment Monitoring Configuration (as-built)
VMware Converter Installation

Procedure/SOP Documents	VirtualCenter Build Procedure
ESX Manual Build Procedure
Alternate ESX Manual Build Procedure
ESX Server Post Build QA Procedure
Backup and Recovery Procedures for VMware
Creating a New VM or Template Procedure
Deploying a New VM from Template Procedure
VM provisioning - Deployment Procedure Templates doc (combination)
Manual VM Migrations SOP (includes VMotion)
VMotion Procedure Document
P2V Migration and Decommission procedure document
Decommission procedure document
P2V Migration Procedure document (2)

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 31 of 57

CONFIDENTIAL TREATMENT REQUESTED

V2P Migration Procedure Template
ESX server deployment with Altiris or RDP SOP Template
ESX Server Planned Maintenance SOP
ESX Server Patching Procedure SOP
Useful Linux Commands Document
VMware LUN Provisioning Document
VMware Cluster load management/balancing
VMware integration into CMDB and Change Control processes
LUN Replication Procedures/Configuration (DR)
VM failover, LUN Mirroring, Recovery SOP (DR)

Tools - Other	VM Cost model (upfront – not chargeback) (XLS)

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 32 of 57

CONFIDENTIAL TREATMENT REQUESTED

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 33 of 57

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT C

SPECIFICATIONS

IP Inventory Descriptions and

Virtualization Services Listing

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 34 of 57

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C: Specifications	GlassHouse Confidential

TABLE OF CONTENTS

IP Inventory Descriptions	36
ITSM Tool Suite	37
SMMT (Service Management Matrix Tool)	37
CCAT (Cost of Capacity Analyzer Tool)	38
Supply & Demand Manager Tool (SDMT)	38
Service Level Consumption Tool (SLCT)	39
Accelerate	41
Blueprint	42
Data Centre IP	43
Reflector (tool)	43
Reflector (Methodology)	43
Virtualization Services Listings	44
GlassHouse Services Portfolio	45
Accelerate for VMware	46
Sales Support Page for Accelerate for VMware	46
Delivery Support Page for Accelerate for VMware	47
Virtual Infrastructure Support Page	48

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page xxxv of 57

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C: Specifications	GlassHouse Confidential

IP INVENTORY DESCRIPTIONS

The following sections provide descriptions for GlassHouse IP for the GlassHouse / Cisco relationship.

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 36 of 57

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C: Specifications	GlassHouse Confidential

ITSM TOOL SUITE

The ITSM Sales Kit contains the following documentation:

•	Sales Guide

•	Sales Deck

•	Data Sheet

•	Sample Deliverable

•	SOW Template

•	LOE

The ITSM Delivery Kit contains the following documentation:

•	Service Delivery Precedence Diagram

•	MS Project Template

•	Deliverable Template

•	Delivery Tools

SMMT (Service Management Matrix Tool)

The GlassHouse SMM tool is a powerful tool for building and maintaining a rationalized services operation that directly correlates operational structure with the risk, quality and cost requirements of the business.

The value proposition is that provides an intuitive means for rationalizing operational activities and investments to the requirements of the business. It can also facilitate service management at a functional level.

It drives direct revenue through our ITSM services that span all IT functions. It drives indirect revenue by providing a consistent, collaborative means for rationalizing our recommendations against our client’s service level requirements. This has frequently accelerated GH to “trusted advisor” status.

The service offerings that leverage SMMT span two categories:

•	Direct - all ITSM services (e.g. shared services costing; service level management; service catalog; SPM).

•	Indirect - all strategy engagements

SMMT is being leveraged across most strategy engagements as the effective means for rationalizing our project activities and deliverables against our client’s requirements for operational alignment with the expectations of their customers. We are also increasing the usage

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 37 of 57

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C: Specifications	GlassHouse Confidential

of this tool for articulating future state recommendations relative to technology, process and org. And it is the foundation for modeling future state recommendations.

Within the SMMT there is a tool currently called the Configured Cost Calculator. We know that we have to redo this tool so that it integrates directly with the service allocation tiers within the CCAT so that we can directly relate service level demand with resource level capacities. This will be extremely powerful in delivering a true inventory management capability that will be manifest in the SLCT.

CCAT (Cost of Capacity Analyzer Tool)

The GlassHouse CCAT bridges the gaps between IT finance and the IT functional teams by allowing each to focus on its area of expertise and facilitating clear communications between them. Due to a simplified, reliable process for cost and capacity input and allocations, robust reporting, modeling and analytics are made possible for any and all service levels. The result is tighter financial management and improved service level management.

The value proposition is that CCAT is a powerful tool for identifying cost breakout at the service level and the IT functional level. The tool produces unit cost information- fully burdened as well as by cost type (hw/sw, maintenance, employment, accommodations, and service and support). If the client data is provided the tool will also show time boxed trends for cash outlay, run rates, unit costs and capacity - in the form of graphs and tables The tool also has the ability to model the typical ROI and TCO scenarios off of the baseline client data. CCAT is very powerful for planning and decision support.

CCAT provides a scalable way for our consultants to deliver high value deliverables using a standardized process; it is applicable to all services that GH delivers; and it supports the leveraged model so that lower cost consultants can input the data (which is the heavy lifting) while the senior and principle consultants can do the analysis off of the reports and models. This enables the GH principle consultants to provide quality control through oversight across geographies and across many engagements running in parallel. Because it is a web based tool, it is highly collaborative. Because it is a database tool, the information that is available to GH for data mining is extremely valuable for identifying real world trends that can be leveraged in our service delivery.

The service offerings that leverage CCAT span two categories:

•	Direct - all ITSM services (e.g. shared services costing; service level management; service catalog; SPM).

•	Indirect - all strategy engagements

The current plan is to leverage the entire SPM Tool Suite into OSS to both streamline the service; and secondly to make ITSM services a managed service offering where the customer outsources service level management, shared services costing, service catalog development and deployment along with associated monitoring, reporting and modeling.

Anticipated requirements surrounding CCAT include the pre-provisioning impact analysis of service level impact on physical resources and the modeling and graphing of these impact analyses.

Supply & Demand Manager Tool (SDMT)

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 38 of 57

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C: Specifications	GlassHouse Confidential

The GlassHouse SDMT leverages the standards defined in the SMMT to deliver a process for qualifying and quantifying application requirements to infrastructure service offerings. The SDMT tool is the means for delivering application to infrastructure alignment.

This is the tool that enables the application to infrastructure alignment process. It is the implementation of the facilitated SLRQ (service level requirements questionnaire) between the infrastructure buyer (demand side) and the service providers (supply side). The output of this process enables service level demand forecasting (one of the top 3 pain points in all IT shops).

SDMT provides a scalable way for our consultants to deliver high value deliverables using a standardized process; it is applicable to all services that GH delivers; and it supports the leveraged model so that lower cost consultants can input the data (which is the heavy lifting) while the senior and principle consultants can do the analysis off of the reports and models. This enables the GH principle consultants to provide quality control through oversight across geographies and across many engagements running in parallel. Because it is a web based tool, it is highly collaborative. Because it is a database tool, the information that is available to GH for data mining is extremely valuable for identifying real world trends that can be leveraged in our service delivery.

SMDT allows us to expand out into our customers who are buying the shared services costing. A natural extension for these customers is to continue to get closer to the service provider model and a practical method for app to infrastructure alignment has significant value. This could also be one of the OSS offerings to accelerate maturity into our client’s environments.

This tool has been developed only to the point of managing the qualification of a single service provider but the specification is built for expanding to a one to many relationship between SLRQ and service provider service level mapping.

The anticipated requirements surrounding SDMT include the automated SLRQ logic mapping from completed questionnaire to qualified service levels and then implementing this in a one to many relationship (SLRQ to multiple service providers’ service level menu).

Service Level Consumption Tool (SLCT)

The GlassHouse SDMT leverages the standards defined in the SMMT to deliver a process for qualifying and quantifying application requirements to infrastructure service offerings. The SDMT tool is the means for delivering application to infrastructure alignment.

It delivers service level capacity management by managing the relationship between service level requests and provisioning activities and resource capacity.

SLCT provides a scalable way for our consultants to deliver high value deliverables using a standardized process; it is applicable to all services that GH delivers; and it supports the leveraged model so that lower cost consultants can input the data (which is the heavy lifting) while the senior and principle consultants can do the analysis off of the reports and models. This enables the GH principle consultants to provide quality control through oversight across geographies and across many engagements running in parallel. Because it is a web based tool, it is highly collaborative. Because it is a database tool, the information that is available to GH for data mining is extremely valuable for identifying real world trends that can be leveraged in our service delivery.

The service offerings that leverage SLCT span two categories:

•	ITSM services

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 39 of 57

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C: Specifications	GlassHouse Confidential

•	Potential OSS services

Currently, wee have the specification designed for SLCT. We are developing, in house, incrementally as cycles are available

This tool is directly integrated in with the SMMT so we can deliver a true inventory management capability that will be manifest in the SLCT.

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 40 of 57

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C: Specifications	GlassHouse Confidential

ACCELERATE

Accelerate engagements focus on Designing, Planning, Implementing and Transitioning a new technology, process, or upgrading an environment. It accelerates the deployment of any technology or major process by facilitating the project delivery process, injecting subject matter expertise into the organization, and leveraging the organization’s knowledge of the environment and business needs.

The framework provides an effective way to package high value consulting in an easy to sell package that makes it compelling for customers to buy due to the highly accelerated time to value at a relatively low cost. It also quickly establishes GH as a trusted advisor within the account that increases our likelihood for transition business.

The current plan for Accelerate is to continue to leverage and apply the methodology to standard deployment based domain specific project standards.

Accelerate will continue to optimize the delivery process and training to consultants.

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 41 of 57

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C: Specifications	GlassHouse Confidential

BLUEPRINT

Blueprint engagements focus on helping customers rationalize current technology or process implementations, identifying risk in the environment and providing a prioritized action for remediation. While Accelerate is GlassHouse’s primary service offering, Blueprint offers an alternative service option for companies who are not currently initiating a major technology deployment, technology upgrade, process implementation, or who do not currently use GlassHouse for deployment services.

It provides a nicely package service offering as an alternative to Accelerate so that Sales can stay engaged and still provide a differentiated service to the customer. The current plan is to continue to leverage and apply Blueprint to standard deployment based domain specific project standards. This will be extremely powerful in delivering true inventory management capability that will be manifest in the SLCT.

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 42 of 57

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C: Specifications	GlassHouse Confidential

DATA CENTRE IP

Reflector (tool)

Reflector is a database based tool used to support data centre migrations. It provides consistent delivery and reduction of opportunities for error in data centre migrations. It provides a centralized repository for information around migration and reduces risks and errors. The current plan for Reflector is to remove tight coupling to current data centre processes and to offer a capability around DR as well as migration. We are in need to get code and development processes under control.

Reflector (Methodology)

As a methodology, Reflector is used to indicate the methodology that is used with the tool in data centre migrations. The two pieces of IP are separate but linked. In this capacity, Reflector is a process based methodology that allows one to migrate the data centre and reduce risk. It provides a central methodology for offering migration services. As with the tool, the current plan for Reflector is to remove tight coupling to current data centre processes and to offer a capability around DR as well as migration.

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 43 of 57

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C: Specifications	GlassHouse Confidential

VIRTUALIZATION SERVICES LISTINGS

The following sections contain lists of Virtualization Services as posted in GlassHouse’s Atlas repository.

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 44 of 57

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C: Specifications	GlassHouse Confidential

GLASSHOUSE SERVICES PORTFOLIO

•	Storage

•	Recovery

•	Disaster Recovery

•	Server Virtualization

•	Desktop Virtualization

•	Database

•	Data Center

•	IT Service Management

•	Managed Services

•	CSS

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 45 of 57

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C: Specifications	GlassHouse Confidential

ACCELERATE FOR VMWARE

GlassHouse’s Accelerate for VMware Virtual Infrastructure will provide your clients with a solid foundation on which to build their virtual infrastructure. The service enables accelerated project completion by helping to design and plan the client’s virtual server infrastructure faster than the competition, along with supplying the client a consensus built design that show all costs and required hardware and software for the project. Like all Accelerate engagements, Accelerate for VMware is broken into two sections:

•	Design and Plan - which is a fixed price engagement with a defined set of deliverables

•	Implementation and Knowledge Transfer - which are T&M engagements based on the detailed plans that come from the Fixed price engagement

Sales Support Page for Accelerate for VMware

Document
US SOWs / Sales Guides	US VMware Accelerate and Discovery SOW Template
US VMware Accelerate (no discovery) SOW template
US VMware Discovery / ROI only SOW
US Sales Guide for Accelerate for VMware
US Data Sheet for Accelerate for VMware
US Standard Sales Deck for Accelerate for VMware
US Case Study for Accelerate for VMware

Phase 0 - Candidate Discovery and ROI Analysis	Sample Discovery Deliverable (document)
Sample Server Matrix (Candidate List)
Sample PowerPoint Deliverable

Phase 1 - Design Phase	Sample Design Phase Deliverables

Phase 2 - Planning Phase	Planning Document (describes plan, timelines, etc)
Sample Precedence Diagram
Sample Plan in Microsoft MPP format (project)

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 46 of 57

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C: Specifications	GlassHouse Confidential

Delivery Support Page for Accelerate for VMware

A TEMPLATE is a document with headings and some text, with notes/comments on how to fill it out to complete the deliverable for the client.

A SAMPLE is a sample deliverable that one must modify completely for the client.

Internal Project Planning documents	Microsoft Project Plan for Phases 0,1 and 2
Precedence Diagram for VMware Accelerate (Visio containing P-Diagram)

Discovery Deliverable Templates (Phase 0)	Discovery Document Deliverable. Primary deliverable from phase 0
Server Matrix, this is a sample that shows what the client should receive to ID candidates at a macro level (Server Matrix XLS)
Power Point deliverable that summarizes the results of the discovery. All information in this is gleaned from the deliverable document (it can be thinned down)

Discovery Installation Guide and Tools (Phase 0)	Capacity Planner Checklist/requirements doc for Sales and Customers. Good doc to give to clients prior to engaging.
Capacity Planner installation guide that steps the consultant through installing the capacity planner collector once at the client site.
Charts and Graphs Excel Workbook that creates almost all of the charts and graphs you need for the discovery deliverables.
Logical Drive space script, this script uses WMI and will find all logical drive space in use and dump it to a CSV file for the deliverables

Design Phase (Phase 1)	Sample Design document deliverables, can be used as a starting point for the Design Document
VMware Accelerate Statement of Initiative- A memo format agenda that is given to the project sponsor to send to the design team.
Accelerate Delivery Guide, walks you through the Design and Planning phases and how it works.

Planning Phase (Phase 2)	Planning Session Agenda Document for VMware Planning sessions
Sample Precedence Diagram- Sample output from a Planning session (1st step in the planning process)
Sample Microsoft Project Plan for VMware environments

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 47 of 57

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C: Specifications	GlassHouse Confidential

Sample Planning Document, This is created after the MPP is created and workload is leveled

Deployment Tools and Misc. Related Links	Deployment Documents and Tools for implementation services
Project Staffing Requirements for Server Virtualization projects
Definitions and Terminology seen in Virtual Server Environments

Virtual Infrastructure Support Page

Below are a number of template documents that can be used while on-site at a client. Some of these are more template-based than others and some may act as a good starting point for documentation or will be complete enough with a simple replacement of the <CLIENT> throughout the document.

Title page, TOC and Introduction template
As-Built Documents	Backup and VCB Configuration as-built Template
ESX Server 3.0 environment As-Built Template (1)
ESX Server 3.0 environment As-Built Template (2)
VirtualCenter As-Built Template
Scripted Installation Configuration As-built
Virtual Environment Monitoring Configuration (as-built)
VMware Converter Installation

Procedure/SOP Documents	VirtualCenter Build Procedure
ESX Manual Build Procedure
Alternate ESX Manual Build Procedure
ESX Server Post Build QA Procedure
Backup and Recovery Procedures for VMware
Creating a New VM or Template Procedure
Deploying a New VM from Template Procedure
VM provisioning - Deployment Procedure Templates doc (combination)
Manual VM Migrations SOP (includes VMotion)
VMotion Procedure Document
P2V Migration and Decommission procedure document
Decommission procedure document
P2V Migration Procedure document (2)
V2P Migration Procedure Template
ESX server deployment with Altiris or RDP SOP Template
ESX Server Planned Maintenance SOP

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 48 of 57

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C: Specifications	GlassHouse Confidential

ESX Server Patching Procedure SOP
Useful Linux Commands Document
VMware LUN Provisioning Document
VMware Cluster load management/balancing
VMware integration into CMDB and Change Control processes
LUN Replication Procedures/Configuration (DR)
VM failover, LUN Mirroring, Recovery SOP (DR)

Tools - Other	VM Cost model (upfront – not chargeback) (XLS)
VM Cost model Document
VMware Capacity Planning SOPs
Server Virtualization ROI Model (XLS)

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 49 of 57

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT D

ACCEPTANCE AND PAYMENT

1.	Acceptance and Acceptance Criteria.

Upon delivery of the Licensed Property to Cisco, Cisco will test whether the Licensed Property substantially conforms to the Specifications. Cisco will accept or reject all of the Licensed Property within thirty (30) days after delivery (“Initial Test Period”) and will give Developer written notice of acceptance or rejection thereof. Failure to provide such written notice to Developer within the Initial Test Period or any subsequent test period, or any deployment or public distribution or use on behalf of any third party (other than an Affiliate) of any of the Licensed Property by Cisco will be deemed acceptance of all of the Licensed Property. In the event that the Licensed Property does not conform to the Specifications (such nonconformance will be referred to as “Deficiencies”), Cisco shall reject the Licensed Property and provide written notice to Developer describing the Deficiencies in sufficient detail to allow Developer to correct the Deficiencies. Within ten (10) days of receiving such report, Developer will exert its best efforts to correct the Deficiencies so that the Licensed Property conforms to the Acceptance Criteria. Cisco will have ten (10) days (or such extended period as reasonably requested by Cisco) following receipt of the revised Licensed Property as necessary to test it and to notify Developer of its acceptance or rejection thereof. This abbreviated procedure will be repeated with respect to revised Licensed Property to determine whether it is acceptable to Cisco, unless and until Cisco issues a final rejection of the revised Licensed Property after rejecting the Licensed Property on at least two (2) prior occasions. If Cisco issues a final rejection of the revised Licensed Property pursuant to this Section 1, Developer shall return any and all payments previously paid to Developer by Cisco for such Licensed Property and Cisco may, at its option, terminate this Agreement entirely. Payment or pre-payment of any fee shall not be deemed acceptance of the Licensed Property under this procedure.

2	License Fees.

[*]

[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*]

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 50 of 57

*	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

[*].

3.	Support Fees.

The parties will negotiate in good faith regarding fees for ongoing support, including the provision of Updates, after the end of the initial three year term.

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 51 of 57

*	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT E

SAMPLE STATEMENT OF WORK

1.	GENERAL

This is a Statement of Work under the Development and License Agreement by and between Cisco Systems, Inc. and Cisco’s Affiliates (“Cisco”) and              , (“Developer”) dated effective             200    .

2.	PROJECT MANAGERS

Cisco Systems, Inc.	GlassHouse Technologies, Inc.
170 West Tasman Drive
San Jose, CA 95134
Phone: (408)	Phone:	( )
Fax: (408)	Fax:	( )

3.	SUMMARY OF THE DEVELOPMENT

4.	NEW INTELLECTUAL PROPERTY AND JOINT INTELLECTUAL PROPERTY

The New Intellectual Property is (or shall consist of)

.

Of the above, the following shall be Joint Intellectual Property (excluding Cisco Property and Licensed Property)
.

5	RESOURCES TO BE PROVIDED BY DEVELOPER

[If desired, provide for the Developer’s commitment of its own staff, facilities, and other resources by nature or item]

6.	RESOURCES TO BE PROVIDED BY CISCO

[If desired, provide for the Cisco’s commitment of its own staff, facilities, and other resources by nature or item]

7.	PAYMENT, DELIVERABLES AND DELIVERY DATES

9.1	PAYMENT

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 52 of 57

CONFIDENTIAL TREATMENT REQUESTED

[Insert detail regarding payment – fixed fee time & materials, etc, delivery dates, maximum payments, procedures for delivery of estimated budget if applicable]

9.2	PAYMENT TERMS

All royalties will be paid quarterly, pursuant to Cisco’s fiscal year. Cisco will provide Developer within forty-five (45) days after the end of a Cisco fiscal quarter, a report, substantially in the form as follows, showing the quantity of Product copies shipped in the previous quarter. Developer will invoice Cisco for the quarterly Product royalty payment based on such shipment report. Cisco shall be entitled to credit for returns of the Product. Credit will be offset against or deducted from royalties due to Developer or will be refunded to Cisco within thirty (30) days of request.

CISCO SYSTEMS

FY <YEAR>

<QUARTER>

Product	Units Shipped	Developer Royalty
xxxxx	0	$0.0
yyyyy	0	$0.0

TOTALS:

TOTAL ACCRUAL:		$0.0

9.3	AUDIT RIGHTS

Cisco shall maintain for a period of two (2) years after the end of the year to which they pertain, complete records of the Product manufactured and distributed by Cisco in order to calculate and confirm Cisco’s royalty obligations hereunder. Upon reasonable prior notice, Developer will have the right, exercisable not more than once every twelve (12) months, to appoint an independent accounting firm or other agent reasonably acceptable to Cisco, at Developer’s expense, to examine such financial books, records and accounts during Cisco’s normal business hours to verify the royalties due by Cisco to Developer herein, subject to execution of Cisco’s standard confidentiality agreement by the accounting firm or agent; provided, however, that execution of such agreement will not preclude such firm from reporting its results to Developer. In the event such audit discloses an underpayment or overpayment of royalties due hereunder, the appropriate party will promptly remit the amounts due to the other party.

8.	LOCATION OF WORK FACILITIES

Substantially all of the development work will be conducted by Developer at its regular office location in              or at Cisco Systems, Inc.’s facilities in San Jose, California. The parties shall obey all pertinent rules and regulations of the other party while on the premises of the other party.

9.	THIRD PARTY TECHNOLOGY

[List third party technology that is licensed by Developer and incorporated into product(s) licensed to Cisco under terms of this and related distribution agreement(s).]

10.	OPEN SOURCE TECHNOLOGY

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 53 of 57

CONFIDENTIAL TREATMENT REQUESTED

[List Open Source Technology that is incorporated into product(s) and/or deliverables licensed to Cisco under terms of this and related distribution agreement(s).]

11.	SPECIAL TERMS

The parties have caused this Statement of Work to be duly executed. Each party warrants and represents that its respective signatories whose signatures appear below are on the date of signature authorized to execute this Statement of Work.

GlassHouse Technologies, Inc.	Cisco Systems, Inc.

SAMPLE SOW – DO NOT SIGN	SAMPLE SOW – DO NOT SIGN

Authorized Signature	Authorized Signature

SAMPLE SOW – DO NOT SIGN	SAMPLE SOW – DO NOT SIGN

Print Name	Print Name

SAMPLE SOW – DO NOT SIGN	SAMPLE SOW – DO NOT SIGN

Date	Date

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 54 of 57

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT F

NON-DISCLOSURE AGREEMENT

Capitalized terms not otherwise defined in this Exhibit F shall have the meanings ascribed to such terms in the Agreement attached hereto.

1.0 DEFINITION. “Confidential Information” means the terms and conditions of the Agreement, the existence of the discussions between the parties, any information concerning the Agreement, including, but not limited to, information regarding each party’s products, services, product designs, plans and roadmaps, prices and costs, trade secrets, know how, inventions, development plans, techniques, processes, programs, schematics, software, data, customer lists, financial information, sales and marketing plans, business opportunities, personnel data, research and development activities, and pre-release products, all copies, notes, extracts, summaries and analyses of any of the foregoing, and any other information which the receiving party (“Receiving Party”) knows or reasonably ought to know is confidential, proprietary or trade secret information of the disclosing party (“Disclosing Party”). For the avoidance of doubt, the parties acknowledge and agree that all source code versions of any Restricted Software delivered or disclosed by Developer to Cisco under this Agreement shall be deemed Developer’s Confidential Information notwithstanding the absence of any proprietary marking thereon.

1.1 OBLIGATION. The Receiving Party is obliged to treat as confidential only information disclosed by the Disclosing Party that is (i) clearly marked as “Confidential,” “Proprietary” or a similar legend if information is disclosed in writing (or other tangible form); (ii) clearly identified as confidential, proprietary or the like at the time of disclosure if information is disclosed orally; or (iii) the Receiving Party knows or reasonably should know is confidential, proprietary or a trade secret of the Disclosing Party.

2.0 PURPOSE.

The Receiving Party may only use the Confidential Information of the Disclosing Party for the purpose of exercising the rights and fulfilling the obligations set forth in the Agreement (“Purpose”) and for no other purpose; provided, however, than any such use of Confidential Information by the Receiving Party complies with the terms and conditions of this Exhibit F.

3.0 OBLIGATIONS OF THE RECEIVING PARTY.

3.1 The Receiving Party shall (i) hold the Disclosing Party’s Confidential Information in strict confidence and shall take reasonable precautions to protect such Confidential Information and (ii) not decompile, disassemble or otherwise reverse engineer any such Confidential Information or use any similar means to discover its underlying composition, structure, source code or trade secrets. Without limiting any of the foregoing, the Receiving Party shall only disclose Confidential Information to its employees, agents and contractors who (a) have a need to access such Confidential Information solely for the Purpose, (b) have been notified or otherwise made aware that such information is considered confidential or subject do limits on disclosure, and (c) are under obligations of confidentiality substantially similar to those set out in this Exhibit. In any event, each party shall be responsible for any breach of confidentiality by its respective employees, agents and contractors.

3.2 The Receiving Party shall have no obligation to retain as confidential any information which (i) was legally in its possession or known to the Receiving Party without any obligation of confidentiality prior to receiving it from the Disclosing Party; (ii) is, or subsequently becomes, legally and publicly available without breach of the confidentiality terms set forth in this Exhibit; (iii) is legally obtained by the Receiving Party from a third party source without any obligation of confidentiality; or (iv) is developed independently by or for the Receiving Party without use of or reference to the Confidential Information and such

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 55 of 57

CONFIDENTIAL TREATMENT REQUESTED

independent development can be documented. In addition, nothing in this Exhibit F shall restrict Cisco from exercising its rights under 5.1.

3.3 The Receiving Party may disclose Confidential Information as may be required by applicable laws, regulation or court order, provided that the Receiving Party uses good faith efforts to limit such disclosure and provides the Disclosing Party: (i) prior written notice of such obligation; and (ii) the opportunity to oppose such disclosure or obtain a protective order.

4.0 RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION. In the event of either termination or expiration of the Agreement, the Receiving Party shall: (i) cease using the Confidential Information, and (ii) destroy, unless specifically requested by the Disclosing Party to return such Confidential Information, and certify in writing such destruction of all Confidential Information including copies, notes or extracts thereof within seven business days of receipt of the termination.

5.0 INDEPENDENT DEVELOPMENT.

5.1 The terms of confidentiality set forth in this Exhibit shall not be construed to limit either party’s right independently to develop or acquire products without use of or reference to the other party’s Confidential Information. The Disclosing Party acknowledges that the Receiving Party may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Confidential Information. Accordingly, nothing in this Exhibit or Agreement will prohibit the Receiving Party from developing, or having developed for it, products, concepts, systems, or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in any Confidential Information, provided that the Receiving Party does not violate any of its obligations set forth in this Exhibit or in the Agreement in connection with such development. Neither party shall have any obligation to limit or restrict the assignment of its employees or consultants as a result of their having had access to Confidential Information.

5.2 Further, the parties agree that as a result of exposure to Confidential Information of the Disclosing Party, employees of the Receiving Party may gain or enhance general knowledge, skills and experience (including ideas, concepts, know-how and techniques) related to the Receiving Party’s business (“General Knowledge”). The subsequent use by these employees of such General Knowledge as retained in their unaided memories, without reference to Confidential Information in written, electronic or other fixed form, shall not constitute a breach of the confidentiality terms set forth in this Exhibit. The foregoing shall not be deemed to grant the Receiving Party a license to the Disclosing Party’s copyrights, mask work rights, or patent rights. An employee’s memory is unaided if the employee has not intentionally memorized the subject information for the purpose of retaining and subsequently using or disclosing it. The parties shall not have any obligation to limit or restrict the assignment of persons or to pay royalties for any work resulting from the use of such General Knowledge in accordance with this Section 5.2

6.0 INTELLECTUAL PROPERTY RIGHTS. Each party shall retain all right, title and interest to its own Confidential Information. No license to any existing or future Intellectual Property Right is either granted or implied by the disclosure of Confidential Information.

7.0 DISCLAIMER. ALL CONFIDENTIAL INFORMATION IS PROVIDED “AS IS”. The Disclosing Party shall not be liable for the accuracy or completeness of the Confidential Information, nor are there any express (except as set forth in the Agreement) or implied representations or warranties by either party to the other including with respect to the infringement of any intellectual property rights, or any right of privacy, or any rights of third persons.

8.0 TERM. The obligations of each party concerning confidentiality shall survive for four (4) years following any termination or expiration of the Agreement.

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 56 of 57

CONFIDENTIAL TREATMENT REQUESTED

9.0 GENERAL.

Each party acknowledges that monetary remedies may be inadequate to protect Confidential Information and that, in addition to any other legal or equitable remedies that may be available, a Disclosing Party may seek injunctive relief in the event of any threatened or actual breach of any of the obligations hereunder.

License and Development Agreement Cisco & GlassHouse	CISCO and GLASSHOUSE CONFIDENTIAL Page 57 of 57